Exhibit 5.1



INTERSHOP Communications AG
Amsinckstrasse 57

D - 20097 Hamburg
                                                   D-20354 HAMBURG
                                                   JUNGFERNSTIEG 30
                                                   TEL +49-(0)40-3 50 06-0
                                                   FAX +49-(0)40-3 50 06-133
                                                   F:\DATEN\IC\2001 Stock Option
                                                   Program\U.S.A\Legal Opinion
                                                   10503.doc



                                                                     May 3, 2001

RE.: S-8 REGISTRATION STATEMENT RELATING TO THE INTERSHOP COMMUNICATIONS AG
     STOCK OPTION PLAN 2001

Ladies and Gentlemen:

         We have acted as counsel to INTERSHOP Communications Aktiengesellschaft (the "Company") in connection with the INTERSHOP Communications AG Stock Option Plan 2001 (the "Plan"). This letter is being delivered to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with respect to 8,753,094 Bearer Ordinary Shares (the "Shares") of the Company available for issuance under the Plan.

         In connection with this opinion we have examined and are familiar with originals or copies of (i) the Company's articles of association (SATZUNG) as per December 5, 2000; (ii) excerpt no. HRB 67465 from the commercial register at the municipal court (AMTSGERICHT) of Hamburg (the "Commercial Register") regarding the Company as of January 22, 2001; (iii) protocols of the stockholders' meetings (HAUPTVERSAMMLUNGEN) of the Company held on June 23, July 7 and July 14, 1998, and June 27, 2000 (UR-Nos. 1482/1998 of the Hamburg Notary Public Dr. Axel Pfeifer, 1639/1998 of the Hamburg Notary Public Dr. Axel Pfeifer, 1741C/1998 of the Munich Notary Public Dr. Heinz Korte and 1342/2000 of the Hamburg Notary Public Dr. Axel Pfeifer); (iv) various subscription certificates (ZEICHNUNGSSCHEINE) including those signed by Mr. Wilfried Beeck on June 22, 1998; and (v) resolution by the Company's supervisory board

(AUFSICHTSRAT) of June 21, 1999 approving the post formation and share contribution agreement of June 22, 1998.

         In rendering this opinion, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all agreements, certificates, instruments and documents submitted to us as originals; (iii) conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies; (iv) that all persons who executed documents referred to hereinabove were, and all persons who will execute documents related to the Shares will be, capable (GESCHAFTSFAHIG) to, and had or will have, as the case may be, the power (VERTRETUNGSBERECHTIGT) to, enter into legal transactions and will comply with all applicable laws, rules and regulations; (v) that the facts and assumptions made in the Registration Statement are true and correct in all material respects; and (vi) that regarding the Shares all outstanding contributions will have been made prior to filing any capital increase with the commercial register.

         Upon the basis of such examination, we are of the opinion that the Shares have been or will be, as the case may be, validly issued, fully paid and non-assessable.

         This opinion is limited to the laws of the Federal Republic of Germany and we do not express any view or opinion other than such based on the laws of the Federal Republic of Germany. This opinion refers to the laws, statutes, documents, agreements, certificates, registrations etc. as referred to above and as of the date hereof. We do not assume any liability to amend or update our opinion or to inform or to give notice in connection with any change in the legal situation or with any change of facts.

         We hereby consent to the use of this letter as an Exhibit 5.1 to the Registration Statement. In giving such consent we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                Haarmann, Hemmelrath & Partner